UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2014

GO-PAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lake Bellevue Drive, Suite 100 Bellevue WA.
(Address of principal executive offices)

425-256-3902
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and Officers

On June 16th Derek Ward, CEO and Director Treasurer resigned all of his remaining positions as an officer and director of the Registrant.

Appointment of Directors

On June 12, 2014, Mr. Jeroen Kreeft was appointed  to the Board of  Directors of the Company in the capacity of a Director.

Biographical Information

Jeroen Kreeft

Jeroen Kreeft is managing partner of Lobster Lawyers. Jeroen advises a wide range of international operating clients, including listed companies, large private companies and individuals, on tax strategies, including international tax re-structuring. Jeroen takes a special interest in parties that deal with intellectual property rights and media.

After starting his career at one of the big four tax and accounting firms, Jeroen Kreeft joined Crop Tax Lawyers where, as a partner, he chaired the international tax and legal practice. In 2005 Jeroen joined Smart, to start Smart's international expansion and where he chaired the worldwide international tax practice of the firm and the Amsterdam office. In 2009 Jeroen joined Brada as part of the merger of the Dutch part of Smart with Brada in Amsterdam. Since 2013 Jeroen has separated himself from Brada to start its own office again, Lobster Lawyers. Jeroen is fluent in Dutch and English and proficient in German.

Jeroen Kreeft is a member of the Dutch Association of Academic Tax Lawyers and the International Association of Entertainment Lawyers.

Jeroen has been actively involved in various international professional associations serving as a board member such as IGAF currently known as Prime Global and he is one of the founders  and current Honorary Member of Lawyers Cooperation and international association of medium sized law firms. Furthermore, he holds various supervisory board positions with privately held international companies as well as quoted companies.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	CV of Jeroen Kreeft

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GO-PAGE CORPORATION

By: /s/ Peter Schulhof
 -------------------------------
Peter Schulhof, President

Date: June 17, 2014